NEWS                     National Fuel
                         10 LAFAYETTE SQUARE/BUFFALO, NY 14203/TEL 800/634-5440 www.nationalfuelgas.com

[GRAPHIC OMITTED]                       Release Date:  September 19, 2001



                                        FOR ADDITIONAL INFORMATION PLEASE CALL

                                        Julie Coppola Cox (716) 857-7079

                 Philip C. Ackerman Succeeds Bernard J. Kennedy
             as Chief Executive Officer of National Fuel Gas Company
                          Kennedy Announces Retirement


(September 19, 2001) BUFFALO, NEW YORK: The Board of Directors of National Fuel Gas Company (NYSE: NFG) today announced the election of Philip C. Ackerman to Chief Executive Officer to succeed Bernard J. Kennedy, effective October 1, 2001. Kennedy will remain Chairman until the end of the year and will continue to serve as a director.

     Ackerman, 57, joined the company in 1968 and has been President of National Fuel Gas Company since July 1999, a member of the National Fuel Gas Company Board of Directors since 1994, and Chief Financial Officer since 1981. He is a 1968 graduate of the Harvard Law School, where he earned an L.L.B. degree and a 1965 graduate of the State University of New York at Buffalo, where he received a B.S. degree in accounting.

     Ackerman has contributed to the company's growth in a variety of roles. He developed and then served as President of the company's exploration and production subsidiary which now accounts for 40% of National Fuel's earnings. In addition, Ackerman has been President of the utility and international subsidiaries and Executive Vice President of the company's pipeline and storage subsidiary.

     Kennedy, 70, will retire from the company after a career of more than 40 years. He joined National Fuel in 1958, was named President in 1987 and Chief Executive Officer in 1988. He has been a member of the National Fuel Gas Company Board of Directors since 1978. The Board has secured his commitment to serve as a consultant to the company for 30 months.

     In making the announcement, Kennedy described his successor as having that rare combination of academic and intellectual excellence and good common sense. "Phil and I have worked closely for over 30 years and he has been a major force in both the domestic and international growth of the company and, more impressively, its recent record breaking financial successes. It is the ultimate reward of my career to know that the responsibility for leadership of the company is passing to such experienced and extremely capable hands. In Phil Ackerman, our customers, employees, and shareholders are getting a well-known, experienced and talented chief executive with a strong track record."

     Since 1958, National Fuel has grown from a regional utility company with nearly $200 million in assets to a fully integrated international energy company with $3.6 billion in assets and operations stretching from California, through Calgary, to the Czech Republic. It has increased its presence in all phases of the energy business.

                                     -more-

Philip C. Ackerman Elected CEO National Fuel
Page 2


     Reflecting on the many years he and Kennedy spent working together, Ackerman said, "The company and Bernie Kennedy have enjoyed a long and successful relationship. At the beginning of his career, National Fuel was one of hundreds of regional utility companies dotting the country, none of which were well known outside of their particular geographic area. Since that time the company has grown more than tenfold into an integrated international energy company, in the face of a challenging business environment. Bernie and I have worked extraordinarily closely since I joined the company with a constant view to enhancing shareholder value, building customer relationships and providing rewarding employment opportunities. I look forward to meeting the challenges and opportunities of the energy industry."

     Kennedy also cited the contributions and talents of the company's other senior executives as being part of the solid foundation upon which the company will continue to grow its value. "With the executive team of Jim Beck in Houston, President of our exploration and production company, Dave Smith, President of our utility company, and Dennis Seeley, President of our interstate pipeline company, Phil will be well assisted to implement a long term strategy for continued growth and strong performance."*

     Ackerman, a native of Kenmore, NY, is a director of the American Gas Association and serves as Chairman of the Board of Managers of the Buffalo Society of Natural Sciences. He is also on the Northeast Regional Advisory Board of J.P. Morgan Chase.

     Kennedy, a native of Niagara Falls, NY, graduated from Niagara University in 1953, and served in the US Army Infantry until 1955. He then continued his education, receiving a JD degree from the University of Michigan Law School in 1958. He is also Chairman of the Board of Associated Electric & Gas Insurance Services Limited and serves as a director of the Gas Technology Institute, Interstate Natural Gas Association of America, HSBC Bank USA, and Merchants Mutual Insurance Company. Kennedy received the University at Buffalo School of Management's Executive of the Year Award in 1994 and the Canisius College Richard J. Wehle School of Business Executive of the Year Award in 1990. An active member of the community, Kennedy has served as Past General Chairman of the Catholic Charities Appeal, Past Chairman of the Greater Buffalo Partnership and Past Chairman of the Heritage Oak Foundation.

     National Fuel is an integrated energy company with $3.6 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing and Timber. Additional information about National Fuel is available at http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

-----------------------------------------
Certain statements contained herein, including that designated with an "*", are "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions or weather conditions; changes in the availability or price of natural gas and oil; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company's actual production levels for natural gas or oil; inability of the various counterparties to meet their obligations with respect to the Company's financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company's relationship with its employees and the potential adverse effects if labor disputes or grievances were to occur; or changes in accounting principles or the application of such principles to the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.